EXHIBIT 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Smith & Wesson Holding Corporation of our report dated February 10, 2004, relating to the financial statements of Bear Lake Holdings, Inc., which appears in the Current Report on Form 8-K/A of Smith & Wesson Holding Corporation, dated February 12, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Nathan Wechsler & Company
Nathan Wechsler & Company, P.A.
Concord, New Hampshire
June 20, 2007